UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ROBBINS & MYERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOR IMMEDIATE RELEASE

Robbins & Myers Comments on Closing Date of Merger with National Oilwell Varco

Houston, Texas – October 25, 2012 Robbins & Myers, Inc. (NYSE: RBN) confirmed today that it and National Oilwell Varco continue to target a fourth quarter 2012 closing of their merger. Earlier this month, Robbins & Myers announced that it received a request for information (commonly called a “second request”) from the US Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Robbins & Myers and National Oilwell Varco are gathering and submitting the requested information. Although compliance with the second request will take time and resources, Robbins & Myers expects that after review of the transaction, the transaction will proceed as planned. However, compliance with the second request will put pressure on timing and although a fourth quarter closing is targeted, the closing could slip into 2013.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered, application-critical equipment and systems in global energy, chemical and other industrial markets.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the Robbins & Myers’ shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals and completion of certain compliance due diligence); uncertainties as to the timing of the merger; costs and difficulties relating to the proposed merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ preliminary proxy statement filed with the SEC on August 31, 2012 in connection with the merger, Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2012; its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed by it with the SEC from time to time (including Robbins & Myers’ final proxy statement relating to the proposed merger). Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers filed a preliminary proxy statement with the SEC on August 31, 2012 and may file other relevant materials with the SEC as well. INVESTORS AND

SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER (INCLUDING THE FINAL PROXY STATEMENT) WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. The final proxy statement will be mailed to Robbins & Myers shareholders. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, 1 (936) 890-1064.

Participants in the Solicitation

Robbins & Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers and the special interests of these persons in connection with the proposed merger can be found in the preliminary proxy statement filed by Robbins & Myers with the SEC on August 31, 2012. Information about National Oilwell Varco’s directors and executive officers can be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov.

CONTACT:	Robbins & Myers, Inc.
Kevin Brown, (936) 856-9109
Kevin.Brown@robn.com

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